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                                                                    EXHIBIT 1.17

                                  RESOLUTION

                        WRITTEN CONSENT OF DIRECTORS OF

                            ACCESSPOINT CORPORATION

                             a Nevada Corporation

     The undersigned, being all or a quorum of the members of the Board of Directors of Accesspoint Corporation, a Nevada Corporation ("Corporation"), do hereby consent in writing to the adoption of the following resolution.

     WHEREAS, this Corporation issued a note dated February 4, 2000, in favor of Pacific Capital Group Limited in the principal amount of $70,000.00 ("Note");

     WHEREAS, this Corporation and the holder of the Note have agreed that the Note shall be canceled and two new notes issued in its place, the first new note shall represent a principal balance of $27,500.00 due and payable on or before February 4, 2002, pursuant to the same terms and conditions as contained in the original note, and the second new note shall represent a principal balance of $42,500.00 due and payable on or before February 4, 2002, pursuant to the same terms and conditions as contained in the original note;

     WHEREAS, both new notes shall contain conversion provisions whereby the then outstanding principal balance under each new note shall be convertible into common voting stock of this Corporation at the rate of $1.25 per share if not paid in full when mature;

     NOW, THEREFORE, BE IT RESOLVED, that the original Note instrument shall be surrendered to this Corporation and two new notes shall be issued in its place and stead, the first new note representing a principal balance of $27,500.00 due and payable on or before February 4, 2002, pursuant to the same terms and conditions as contained in the original note, the second new note representing a principal balance of $42,500.00 due and payable on or before February 4, 2002, pursuant to the same terms and conditions as contained in the original note, the then outstanding principal balances under both new notes shall be convertible into common voting stock of this Corporation at the rate of $1.25 per share if not paid in full when mature, and that the officers and directors of this Corporation be, and hereby are, authorized and empowered to execute such documents and instruments and perform such acts as may be necessary or proper to carry out the purpose and intent of these resolutions;

     RESOLVED FURTHER, that the action of the officers and directors of this

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     Corporation heretofore perform in furtherance of the purpose and intent of this resolution be, and hereby are, adopted, approved, and ratified in full.

     This consent has been executed pursuant to Section 307(b) of the California Corporations Code and Section 78.315(2) of the Nevada Revised Statutes. The Board of Directors thereupon instructed the Secretary of the Corporation to place a copy of the above resolutions in and among the minutes of the Corporation.

Dated:  August 25, 2000

                                             /s/ Tom M. Djokovich
                                             -------------------------------
                                             Tom M. Djokovich, Director


                                             /s/ James W. Bentley
                                             -------------------------------
                                             James W. Bentley, Director


                                             /s/ Tamara A. Djokovich
                                             -------------------------------
                                             Tamara A. Djokovich, Director


                                             /s/ Alfred Urcuyo
                                             -------------------------------
                                             Alfred Urcuyo, Director


                                             /s/ Mark Deo
                                             -------------------------------
                                             Mark Deo, Director

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